UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 12, 2024
Date of Report (date of earliest event reported)
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NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter)
  Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, NewLake Capital Partners, Inc. (the “Company”) increased the size of the board of directors (the “Board”) from seven to eight directors and appointed Dina Rollman to serve as a director on the Board, effective immediately. The Board determined that Ms. Rollman will be an independent director within the meaning of the rules of the OTCQX® Best Market operated by the OTC Markets Group, Inc. and the Company’s independence standards set forth in its Corporate Governance Guidelines. Ms. Rollman’s term will expire at the Company’s 2025 Annual Meeting of Stockholders. The Board did not appoint Ms. Rollman to serve on any of the committees of the Board at the time of her appointment.

Ms. Rollman will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders, filed with Securities and Exchange Commission on April 25, 2024.

In connection with her appointment as a director, the Company has entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Rollman in the same form that the Company has entered into with its other directors and its executive officers. The Indemnification Agreement provides for procedures for indemnification by the Company to the fullest extent permitted by law and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from Ms. Rollman’s services as a director on the Board. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

There are no family relationships between Ms. Rollman and any executive officers or other directors of the Company. There is no arrangement or understanding between Ms. Rollman and any other persons pursuant to which she was selected as director. There are no transactions to which the Company is a party and in which Ms. Rollman has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

On December 11, 2024, Peter Kadens notified the Board that he will not stand for reelection to the Board at the Company's 2025 Annual Meeting of Stockholders (the "Annual Meeting"). Accordingly, his term as a director will expire at the Annual Meeting and the size of the Board will thereupon be reduced from eight directors to seven directors. Mr. Kadens' decision not to stand for reelection was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On December 12, 2024, the Company issued a press release announcing the appointment of Ms. Rollman as a member of the Board and that Mr. Kadens will not stand for reelection at the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the Securities Act”), or the Exchange Act.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Indemnification Agreement, dated December 12, 2024, by and between NewLake Capital Partners, Inc. and Dina Rollman.
99.1	Press Release of NewLake Capital Partners, Inc., dated December 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of December, 2024.

NewLake Capital Partners, Inc

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary